Exhibit 2.1

CERTIFICATE OF MERGER

of

 ALPHA ACQUISITION CORP.

and

PAXAR CORPORATION

into

PAXAR CORPORATION

Under Section 904 of the Business Corporation Law

     It is hereby certified upon behalf of each of the constituent corporations herein named, each of which is organized and existing under and by virtue of the Business Corporation Law of the State of New York (“NYBCL”), as follows:

     First: The Board of Directors of each of the constituent corporations has duly adopted an Agreement and Plan of Merger, dated as of March 22, 2007, by and among Avery Dennison Corporation, a Delaware corporation, Alpha Acquisition Corp., a New York corporation, and Paxar Corporation, a New York corporation (the “Merger Agreement”) setting forth the terms and conditions of the merger of said corporations (the “Merger”).

     Second: The name of the constituent corporation that is to be the surviving corporation is PAXAR CORPORATION (“Paxar” or the “surviving constituent corporation”), and the name under which it was formed is VATCO FABRIC LABEL CORPORATION. Paxar is incorporated in the State of New York, and the date upon which its Certificate of Incorporation was filed by the Department of State of New York is February 21, 1946.

     Third: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, is ALPHA ACQUISITION CORP. (“Alpha Acquisition”). Alpha Acquisition is incorporated in the State of New York, and the date upon which its Certificate of Incorporation was filed by the Department of State of New York is March 19, 2007.

     Fourth: Paxar has one class of capital stock outstanding, consisting of common stock, par value $0.01 per share (“Paxar Common Stock”), and there are outstanding 42,734,254.5507 shares of Paxar Common Stock, which shares are entitled to vote on all matters submitted to a vote of stockholders of the corporation.

     Fifth: As of the date hereof, Alpha Acquisition has one class of capital stock outstanding, consisting of common stock, par value $0.01 per share (“Alpha Acquisition

Common Stock”), and as of the date hereof there are outstanding 100 shares of Alpha Acquisition Common Stock, which shares are entitled to one vote per share on all matters submitted to a vote of stockholders of the corporation.

     Sixth: The Merger was authorized with respect to Paxar in accordance with Section 903 of the NYBCL, by adoption of the Merger Agreement by the Board of Directors of Paxar, and adoption and approval of the Merger Agreement by the vote of the holders of at least two-thirds of all outstanding shares of Paxar entitled to vote thereon.

     Seventh: The Merger was authorized with respect to Alpha Acquisition in accordance with Section 903 of the NYBCL, by adoption of the Merger Agreement by the Board of Directors of Paxar, and adoption and approval of the Merger Agreement by the written consent of the sole shareholder of Alpha Acquisition pursuant to Section 615 of the NYBCL in lieu of a meeting of shareholders of Alpha Acquisition.

     Eighth: Upon consummation of the merger, the Certificate of Incorporation of Alpha Acquisition as in effect immediately prior to such consummation shall be the Certificate of Incorporation of Paxar.

     IN WITNESS WHEREOF, the undersigned have subscribed this Certificate of Merger on the date set forth below and hereby affirm, under the penalties of perjury, that the statements contained herein have been examined and are true and correct.

Executed on this 15th day of June, 2007.

ALPHA ACQUISITION CORP.

	By:	/s/ Robert G. van Schoonenberg
	Name:	Robert G. van Schoonenberg
	Title:	President

PAXAR CORPORATION

	By:	/s/ Robert S. Stone
	Name:	Robert S. Stone
	Title:	Vice President, General Counsel and
Secretary

[Signature Page to Certificate of Merger]

CERTIFICATE OF MERGER

of

ALPHA ACQUISITION CORP.

and

PAXAR CORPORATION

into

PAXAR CORPORATION

Under Section 904 of the Business Corporation Law

Filer:

     J. Alejandro Longoria, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10021